                                                                    Exhibit 23.1
                                                                  1995 Cade 10-K

ERNST & YOUNG LLP        - Suite 1700                 - Phone:  313 596 7100
                           500 Woodward Avenue
                           Detroit, Michigan  48226-3426





                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement Form S-8 No. 33-37911 pertaining to the Cade Industries, Inc. 1987 Stock Option Plan, the Cade Industries, Inc. 1990 Nonqualified Stock Option Plan, the Cade Industries, Inc. Nonstatutory Stock Option Agreement for the Benefit of Terrell
L. Ruhlman, the Cade Industries, Inc. Nonstatutory Stock Option Agreement for the Benefit of Richard A. Lund and the Cade Industries, Inc. Nonstatutory Stock Option Agreement for the Benefit of Robert P. Luzzi and in each related Prospectus, of our report dated February 13, 1995 with respect to the consolidated financial statements and the financial statement schedule listed in the Index at Item 14(a) included in this Annual Report on Form 10-K of Cade Industries, Inc. for the year ended December 31, 1995.

                                                       /s/ Ernst & Young LLP

                                                       ERNST & YOUNG, LLP


Detroit, Michigan
March 5, 1996



                                                       Exhibit 23.1
                                                       Cade Industries, Inc.
                                                       1995 10-K





       Ernst & Young LLP is a member of Ernst & Young International, Ltd.